DATA PAGE

Flexible Premium Deferred Variable Annuity

CONTRACT DATA
Contract Number:    {1234567}
Annuitant/Age:    {John Doe/45}
Owner:    {Jane Doe}
Joint Annuitant/Age:    {Jane Doe/45}
Joint Owner:    {John Doe}
Contract Date:     {December 1, 2014}
Annuitization Date:    {December 1, 2054}
Initial Premium:    {$10,000.00}

CONTRACT CHARGES AND LIMITS

Separate Account Administration Charge:    Currently {0.15%}, not to exceed {0.30%}
annually
Mortality And Expense Risks Charge:    Currently {1.00%}, not to exceed {1.15%}
annually
Annual Fee:    Lesser of $30.00 or 2.00% of accumulated value
Transaction Fee:    For unscheduled partial surrenders: Currently
{$00.00}, not to exceed the lesser of $25 or 2%
of each unscheduled partial surrender after the
12th unscheduled partial surrender in a Contract
Year.

For unscheduled transfers: Currently {$00.00}, not to exceed the lesser of $25.00 or 2.00% of each unscheduled transfer after the first unscheduled transfer in a Contract Year, or, such larger amount as is required by law or by the underlying Mutual Fund of the Division.
Minimum Additional Premium:    $500.00
Maximum Total Premium Contributions:    $2,000,000.00
Minimum Unscheduled Partial Surrender:    $100.00
Minimum Accumulated Value After
A Partial Surrender:    $5,000.00
Minimum Accumulated Value To Initiate A
Scheduled Partial Surrender:    $5,000.00
Minimum Transfer Amount:    $100.00
Free Surrender Amount:
The greater of (A.) and (B.) where:
(A.) is 10% of premium payments decreased by any partial surrenders and/or partial annuitization made since the last Contract Anniversary; and
(B.) is the accumulated value minus unsurrendered premium payments as of the date of the surrender or partial annuitization.

{ Free Surrender Amount: 100% of accumulated value as of the date of the surrender.}

SURRENDER CHARGES

Completed Contract Years Since Each Premium Payment Was Made	Surrender Charge Percentage
0	6.00%
1	6.00%
2	6.00%
3	5.00%
4	4.00%
5	3.00%
6	2.00%
7 and after	0.00%

RIDER DATA

Annual Step-Up Death Benefit Rider
Effective Date:    {December 1, 2014}
Quarterly Rider Charge: Currently {0.0875%} of average quarterly accumulated value, not to exceed {0.125%}.

Deferred Income Rider
Effective Date:    {December 1, 2014}

Annuitant's Maximum Age
On Income Start Date:    {95}

Deferred Income Death
Benefit:    100% of Deferred Income Transfers made.

Earliest Income Start Date: {5 Contract Years prior to the original Income Start Date but no earlier than 13 contract months after the last Deferred Income Transfer is made.}

Latest Income Start Date:	{5 Contract Years after the original Income Start Date} or the Annuitant’s (oldest Joint Annuitant’s, if applicable) age {95}, whichever is earlier.}

Interest Rate: {The 10-year Constant Maturity Treasury Note Yield as of the most recent business day prior to the effective date of the Income Start Date change plus 1.50%.}

Interest Rate Change     If the Income Start Date is accelerated, the interest rate
Adjustment:           adjustment will increase the Interest Rate by {2.00%}.

If the Income Start Date is deferred, the interest rate adjustment will decrease the Interest Rate by {2.00%}.

Mortality Table:    {2012 Individual Annuity Reserving Table}

Maximum Number of Times You May Receive Advanced Deferred Income Payments:    {4}

No Surrender Charge Rider
Effective Date:    {December 1, 2014}
Annual Rider Charge:    Currently {0.35%}, not to exceed {0.55%} annually.

Return of Premium Death Benefit Rider
Effective Date:    {December 1, 2014}
Quarterly Rider Charge: Currently {0.05%} of average quarterly accumulated value, not to exceed {0.0875%}.

Waiver of Surrender Charge Rider
Effective Date:    {December 1, 2014}
You may exercise this rider after the first Contract Anniversary following the rider Effective Date.

INVESTMENT OPTIONS

American Century VP Inflation Protection    Guggenheim Floating Rate
American Century VP Value    Guggenheim Global Managed Futures Strategy
American Funds Global Small
Capitalization    Guggenheim Macro Opportunities
American Funds Managed Risk Asset
Allocation    Guggenheim Multi-Hedge Strategies
American Funds Managed Risk Growth    Guggenheim NASDAQ 100
American funds Managed Risk
International    Guggenheim US Long Short Momentum
American Funds New World    Invesco V.I. Balanced-Risk Allocation Calvert VP EAFE Index    Invesco V.I. International Growth Calvert VP Russell 2000 Index    Invesco VI Global Health Care
Calvert VP S&P 400 Index    Janus Aspen Series Flexible Bond
Diversified Balanced Managed Volatility    Large Cap Blend Diversified Growth Managed Volatility    Large Cap Growth Diversified International    MFS International Value Deutsche Alternative Asset Allocation VIP    MFS VIT Utilities Deutsche Equity 500 Index    Money Market
Deutsche Small MidCap Value VIP    PIMCO VIT High Yield Equity Income    PIMCO VIT Total Return Fidelity VIP 2030    Principal Capital Appreciation Fidelity VIP Contra    Real Estate
Fidelity VIP Freedom 2020    SAM Balanced
Fidelity VIP Freedom 2040    SAM Conservative Balanced Fidelity VIP Freedom 2050    SAM Conservative Growth Fidelity VIP MidCap    SAM Flexible Income
Fidelity VIP Overseas    SAM Strategic Growth
Franklin Global Real Estate    Short-Term Income Franklin Rising Dividends    Small Cap Growth Goldman Sachs MidCap Value    Small Cap Value
Goldman Sachs Structured SmallCap    Templeton Global Bond Securities Government & High Quality Bond    Van Eck VIP Global Hard Assets Fund Guggenheim Commodities Strategy